UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 260-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 1, 2015, Retrophin, Inc. (the “Company”) paid $47.3 million as payment in full for all principal and accrued interest under that certain Credit Agreement, dated as of June 30, 2014, and amended on July 16, 2014, November 13, 2014, January 12, 2015 and March 24, 2015 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto and U.S. Bank National Association. The amount paid was inclusive of a $2.25 million prepayment premium, as required by the terms of the Credit Agreement.

Upon receipt of this final payment, the liens and security interests granted pursuant to the Credit Agreement and the documents executed and delivered pursuant thereto or in connection therewith (collectively, the “Loan Documents”) were automatically and irrevocably released and terminated, and the Loan Documents were permanently terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Following the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on July 2, 2015, the Company completed its sale to Sanofi of its Rare Pediatric Disease Priority Review Voucher (the “Asset Sale”), which was awarded by the U.S. Food and Drug Administration to encourage development of new drugs and biologics for the prevention and treatment of rare pediatric diseases. The Asset Sale was pursuant to the terms of an Asset Purchase Agreement, dated May 22, 2015 (the “Purchase Agreement”), previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2015 (the “Prior 8-K”).

Pursuant to the Purchase Agreement, Sanofi paid the Company $150.0 million upon the closing of the Asset Sale. Sanofi will also pay the Company an additional $47.5 million on the first anniversary of the closing of the Asset Sale and an additional $47.5 million on the second anniversary of the closing of the Asset Sale.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Prior 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s receipt of the future payments from Sanofi. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K, as amended, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: July 6, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer